UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2021

INVENTRUST PROPERTIES CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40896	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3025 Highland Parkway, Suite 350

Downers Grove, Illinois 60515

(Address of Principal Executive Offices)

(855) 377-0510

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	IVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 22, 2021, IVT Acquisitions Corp. (“Buyer”), a Delaware corporation and wholly owned subsidiary of InvenTrust Properties Corp., a Maryland corporation (the “Company”), and Escarpment Village, L.L.C., a Michigan limited liability company (“EV Seller”), entered into a purchase and sale agreement (the “EV Purchase Agreement”) pursuant to which Buyer has agreed to purchase from EV Seller the property known as Escarpment Village located in Austin, Texas (the “EV Property”).

On October 22, 2021, Buyer and Independence Woods, L.L.C., a Michigan limited liability company (“AT Seller” and, together with EV Seller, the “Sellers”), entered into a purchase and sale agreement (the “AT Purchase Agreement” and, together with the EV Purchase Agreement, the “Purchase Agreements”) pursuant to which Buyer has agreed to purchase from AT Seller the property known as Arbor Trails Shopping Center located in Austin, Texas (the “AT Property” and, together with the EV Property, the “Properties”).

The Purchase Agreements contain representations, warranties, covenants and agreements among the parties that are customary for an arm’s length acquisition agreement, including, without limitation, requirements for the ordinary course of operation of the Properties by Sellers prior to the closing, prohibiting Sellers from entering, amending or terminating new leases without the prior written consent of Buyer, receipt of the required tenant estoppel certificates by Buyer, and agreements of limited reciprocal indemnification.

The obligation to close the Purchase Agreements is expressly conditioned upon the closing of each of the Properties at the same time, unless the parties mutually agree otherwise. Also, Buyer’s obligation to close each of the Purchase Agreements is expressly conditioned upon certain requirements, including (i) the financial condition, and status of leases, of certain tenants of the Properties, and (ii) no material changes to the environmental condition of the Properties.

The purchase of the Properties is expected to be consummated on January 18, 2022, or such earlier date as may be agreed upon by Buyer and Sellers. The completion of the purchase of the Properties is subject to customary diligence and closing conditions, and the completion of Buyer’s due diligence, and no assurances can be given that the acquisitions will be completed in accordance with the anticipated timing or at all.

Forward-Looking Statements

This Current Report on Form 8-K, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are not historical facts but are based on certain assumptions of management and describe the Company’s future plans, strategies and expectations. Forward-looking statements are generally identifiable by use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” “illustrative” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements in this Current Report on Form 8-K include, among others, statements about the consummation or the anticipated timing of the completion of the acquisitions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the satisfaction of closing conditions, completion of satisfactory diligence of the Properties, and the risk factors discussed in the Company’s Annual Report on Form 10-K, as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company’s expectations will be realized. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this Current Report on Form 8-K. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InvenTrust Properties Corp.

Date: October 28, 2021	By:	/s/ Christy L. David
	Name:	Christy L. David
	Title:	Executive Vice President, Chief Operating Officer, General Counsel & Secretary